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                                                                    Exhibit 21.1

                           Subsidiaries of the Company

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                                                    Location of
Name                                               Incorporation                Doing Business as Name
----                                               -------------                ----------------------
Elizabeth Arden (Australia) Pty Ltd.                 Australia           Elizabeth Arden (Australia) Pty Ltd.
Elizabeth Arden Handels GmbH                         Austria             Elizabeth Arden Handels GmbH
Elizabeth Arden (Canada) Limited                     Canada              Elizabeth Arden (Canada) Limited
DF Enterprises, Inc.                                 Delaware            DF Enterprises, Inc.
FD Management, Inc.                                  Delaware            FD Management, Inc.
Elizabeth Arden International Holding, Inc.          Delaware            Elizabeth Arden International Holding, Inc.
RDEN Management, Inc.                                Delaware            RDEN Management, Inc.
Elizabeth Arden (Financing), Inc.                    Delaware            Elizabeth Arden (Financing), Inc.
Elizabeth Arden Travel Retail, Inc.                  Delaware            Elizabeth Arden Travel Retail, Inc.
Elizabeth Arden (Denmark) ApS                        Denmark             Elizabeth Arden (Denmark) ApS
Elizabeth Arden (Italy) S.r.l.                       Italy               Elizabeth Arden (Italy) S.r.l.
Elizabeth Arden Japan KK                             Japan               Elizabeth Arden Japan KK
Elizabeth Arden Korea Yuhan Hoesa                    Korea               Elizabeth Arden Korea Yuhan Hoesa
Elizabeth Arden (Netherlands) Holding B.V.           Netherlands         Elizabeth Arden (Netherlands) Holding B.V.
Elizabeth Arden (New Zealand) Limited                New Zealand         Elizabeth Arden (New Zealand) Limited
Elizabeth Arden (Norway) AS                          Norway              Elizabeth Arden (Norway) AS
Elizabeth Arden (Puerto Rico), Inc.                  Puerto Rico         Elizabeth Arden (Puerto Rico), Inc.
Elizabeth Arden (Export), Inc.                       Puerto Rico         Elizabeth Arden (Export), Inc.
Elizabeth Arden (Singapore) PTE Ltd.                 Singapore           Elizabeth Arden (Singapore) PTE Ltd.
Elizabeth Arden (South Africa)(Pty) Ltd.             South Africa        Elizabeth Arden (South Africa)(Pty) Ltd.
Elizabeth Arden Espana, S.L.                         Spain               Elizabeth Arden Espana, S.L.
Elizabeth Arden (Sweden) AB                          Sweden              Elizabeth Arden (Sweden) AB
Elizabeth Arden (Zug) GmbH                           Switzerland         Elizabeth Arden (Zug) GmbH
Elizabeth Arden International S.a.r.l.               Switzerland         Elizabeth Arden International S.a.r.l.
Elizabeth Arden (Switzerland) Holding S.a.r.l.       Switzerland         Elizabeth Arden (Switzerland) Holding S.a.r.l
Elizabeth Arden GmbH                                 Switzerland         Elizabeth Arden GmbH
Elizabeth Arden (UK) Ltd.                            United Kingdom      Elizabeth Arden (UK) Ltd.
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